UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
October 31, 2005

PRO-DEX, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification Number)
incorporation)

151 East Columbine Avenue
Santa Ana, California 92707
(Address of Principal Executive Offices)

(714) 241-4411
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement

                On October 31, 2005, Pro-Dex, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Purchase Agreement") with IntraVantage, Inc., a Delaware corporation ("IntraVantage"), whereby the Company purchased from IntraVantage certain of IntraVantage's assets related to IntraVantage's dental products business, including all of IntraVantage's intellectual property rights (the "Intellectual Property" and, collectively with the other purchased assets, the "Assets").  The purchase price for the Assets comprised of the following consideration:

  $226,087 in cash paid to IntraVantage on October 31, 2005;
  $893,271 in cash paid to IntraVantage's bank on October 31, 2005 as full payoff and release of all of IntraVantage's credit obligations with such bank; and
  $400,000 in cash payable to IntraVantage in annual installments of $100,000 on each of October 31, 2006, 2007, 2008 and 2009.

As further inducement for IntraVantage to enter into the Purchase Agreement, Pro-Dex also entered into an Exclusive License Agreement and a Royalty Agreement with IntraVantage in conjunction with the October 31, 2005 closing of the Purchase Agreement.  The Exclusive License Agreement grants to IntraVantage an exclusive, worldwide, irrevocable, royalty-free and perpetual license to use the Intellectual Property in any non-dental related field of use.  The Royalty Agreement requires that the Company pay to IntraVantage certain royalty payments on revenues generated from future sales of products by the Company which fall within the scope of, incorporate, are a modification of or are substantially derived from one or more of the patents included in the Intellectual Property.

            Also in conjunction with the closing of the Purchase Agreement, the Company agreed to terminate a supply agreement between the Company and IntraVantage, along with all amendments thereto. Pursuant to this termination, IntraVantage shall return to the Company certain products previously delivered to IntraVantage under the supply agreement in exchange for the Company issuing to IntraVantage a credit memo equal to the full value of outstanding IntraVantage invoices related to the supply agreement.

            On November 2, the Company issued a press release announcing the Purchase Agreement and the other agreements entered into in conjunction therewith.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

            The foregoing descriptions of the agreements set forth above and included in the above referenced press release do not purport to be a complete description of all of the terms of such agreements, and are qualified in their entirety by reference to the full terms of the Purchase Agreement, Exclusive License Agreement and Royalty Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01                    Exhibits

 (c)       Exhibits.

            Exhibit No.       Description

Exhibit 10.1      Asset Purchase Agreement, dated October 31, 2005, between Pro-Dex, Inc. and IntraVantage, Inc.

Exhibit 10.2      Exclusive License Agreement, dated October 31, 2005, between Pro-Dex, Inc. and IntraVantage, Inc.

Exhibit 10.3      Royalty Agreement, dated October 31, 2005, between Pro-Dex, Inc. and IntraVantage, Inc.

Exhibit 99.1      Press Release dated November 2, 2005

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 1, 2005                                       PRO-DEX, INC.

By:       /s/  Patrick Johnson
            Patrick Johnson
            Chief Executive Officer

INDEX TO EXHIBITS

   Exhibit
  Number        Description

10.1           Asset Purchase Agreement, dated October 31, 2005, between Pro-Dex, Inc. and IntraVantage, Inc.

10.2           Exclusive License Agreement, dated October 31, 2005, between Pro-Dex, Inc. and IntraVantage, Inc.

10.3           Royalty Agreement, dated October 31, 2005, between Pro-Dex, Inc. and IntraVantage, Inc.

99.1           Press Release dated November 2, 2005